Exhibit 10.1
Execution version
AGREEMENT
     This Agreement dated July 21, 2008 (this “Agreement”), is by and among the persons and entities listed on Schedule A (collectively, the “Icahn Group”, and individually a “member” of the Icahn Group) and Yahoo! Inc. (the “Company”).
     WHEREAS, the Icahn Group and other participants have (i) given notice to the Company in accordance with the Company’s bylaws that they intend to nominate certain individuals for election as directors of the Company at the Company’s 2008 annual meeting of stockholders (the “2008 Annual Meeting”), and (ii) filed and mailed a proxy statement with the Securities and Exchange Commission (the “SEC”) relating to the solicitation of proxies for the 2008 Annual Meeting; and
     WHEREAS, each of the Company and the Icahn Group has determined that it is in its best interests to enter into this Agreement and to terminate the pending proxy contest for the election of directors at the 2008 Annual Meeting.
     NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Board Composition. (a) The Company agrees that, as soon as practicable following the date of the Company’s 2008 annual meeting of stockholders (the “2008 Annual Meeting”),
(i)	but no later than one business day following the completion of the 2008 Annual Meeting:

(1)	the Board of Directors of the Company (the “Board”), at a duly convened meeting, will adopt a resolution, in accordance with the Bylaws of the Company, to increase the size of the Board from nine (9) to eleven (11) directors;

(2)	the Board shall obtain the resignation from the Board of Robert Kotick;

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(3)	the Board at a duly convened meeting, will take all necessary action to appoint Carl Icahn (the “Icahn Associates Nominee”) to serve as a director of the Company until no earlier than the 2009 annual meeting of stockholders (the “2009 Annual Meeting”) and his successors is duly elected and qualified, subject to the terms of this Agreement;
              (ii)    but no later than the later of August 15, 2008 and one business day following completion of the 2008 Annual Meeting, the Board at a duly convened meeting, will take all necessary action to appoint two individuals (the “Designated Nominees”, and collectively with the Icahn Associates Nominee, the “Designees”) to serve as directors of the Company until no earlier than the 2009 Annual Meeting and their successors are duly elected and qualified, subject to the terms of this Agreement. The Designated Nominees shall be selected at the Board’s sole discretion, upon the recommendation of the Company’s Nominating and Corporate Governance Committee (the “Committee”), from the list of individuals set forth on Exhibit A hereto, each of whom, with the exception of Jonathan Miller, was on the slate of directors nominated by the Icahn Group.
          (b) If, at any time after the date hereof and prior to the 2009 Annual Meeting, the Board forms a committee of the Board to evaluate, negotiate or approve an extraordinary transaction involving a possible change in control of the Company, the sale of all or substantially all or a material portion of the assets of the Company or a sale of all or substantially all of the Company’s search assets, or any other material transaction out of the ordinary course of business, the Board will offer to appoint the Icahn Associates Nominee to serve on any such committee. The Icahn Associates Nominee shall be permitted to serve on any such committee until the 2009 Annual Meeting, and thereafter shall serve on, and may be removed from, any such committee at the discretion of the Board. Without limiting the foregoing, the Company also agrees that from no later than and after the 2008 Annual Meeting, all proposals received by the Company or developed by the Company, including by its officers, which would constitute an extraordinary transaction of the type described in the first sentence of this Section 1 (b), will be discussed, including a discussion of the strategy to be followed by the Company with respect thereto, with the whole board, including the Icahn Associate Nominee, and the whole board will be kept apprised, on a current basis, of the state of such proposal, and the views of the members of the board will be solicited and considered, except that this sentence shall not apply with respect to any proposal that is delegated to a committee of the Board.
          (c) Notwithstanding the foregoing, if at any time after the date hereof, the Icahn Group, together with all Affiliates (as such terms are hereinafter defined) of the members of the Icahn Group (such Affiliates, collectively and individually, the “Icahn Affiliates”), ceases collectively to beneficially own at least 30 million shares of Common Stock, (i) the Icahn Group shall cause the Icahn Associates Nominee to promptly tender his resignation from the Board and any committee of the Board on which he then sits. No member of the Icahn Group or any Icahn Affiliate shall provide notice of intent to nominate any director for election at the 2009 Annual

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Meeting while the Icahn Associate Nominee is a director of the Company, provided, however, that after the date hereof, the Board will not (x) amend the Bylaws of the Company to move up the last date for giving notice of intent to nominate any director for election at the 2009 Annual Meeting or (y) first publicly announce the date of the 2009 Annual Meeting prior to 90 days before the date of the 2009 Annual Meeting. In addition, the parties hereto agree that the 2009 Annual Meeting shall not be held prior to June 15, 2009. In furtherance of this Section 1(c), the Icahn Associates Nominee, upon his appointment to the Board, shall execute an irrevocable resignation as director in the form attached hereto as Exhibit B. For purposes of this Agreement: the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
          (d) The Company confirms that the Board has no current intention to increase the size of the Board above eleven (11) directors other than potentially in connection with an extraordinary transaction of the type described in the first sentence of Section 1(b).
     2. Proxy Contest and Other Matters.
          (a) Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P. and High River Limited Partnership hereby irrevocably withdraw their letter dated May 15, 2008 (as amended by their letters dated June 6, 2008 and June 9, 2008) providing notice to the Company of their intention to nominate certain individuals for election as directors of the Company at the 2008 Annual Meeting (the “Stockholder Nomination”).
          (b) The Icahn Group and Icahn Affiliates shall immediately cease all efforts, direct or indirect, in furtherance of the Stockholder Nomination and any related solicitation and shall not vote, deliver or otherwise use any proxies heretofore obtained in connection with the Stockholder Nomination. No member of the Icahn Group or any Icahn Affiliate shall (i) solicit proxies or participate or engage in a proxy contest with respect to the election of directors or any other proposal to be considered at the 2008 Annual Meeting or present any other proposal for consideration at the 2008 Annual Meeting, or (ii) encourage any other person to solicit proxies or participate or engage in a proxy contest with respect to the election of directors or any other proposal to be considered at the 2008 Annual Meeting or present any other proposal for consideration at the 2008 Annual Meeting. The Icahn Group and the Icahn Affiliates shall modify or disable any websites they maintain in order to comply with this Section 2(b). At the same time, the Company shall immediately cease all direct or indirect negative solicitation efforts relating to the 2008 Annual Meeting concerning Mr. Icahn, his affiliates, the Icahn Group, or members of the slate of nominees of the Icahn Group.

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          (c) The Icahn Group irrevocably withdraws its demand for a stockholder list and other materials pursuant to Section 220 of the Delaware General Corporation Law or otherwise, and shall promptly return to the Company all materials and summaries or duplicates thereof that have been delivered to the Icahn Group or its representatives prior to the date hereof.
          (d) Each member of the Icahn Group shall cause in the case of all shares owned of record and shall instruct the record owner, in the case of all shares of Common Stock beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, as of the record date for the 2008 Annual Meeting, to be present for quorum purposes and to be voted, at the 2008 Annual Meeting or at any adjournments or postponements thereof, for all of the directors nominated by the Board for election at the 2008 Annual Meeting.
     3. Standstill. So long as the Icahn Associates Nominee is a member of the Board, no member of the Icahn Group nor any Icahn Affiliate shall:
          (a) solicit proxies or written consents of stockholders, or any other person with the right to vote or power to give or withhold consent in respect of the Voting Securities (as defined below), or conduct, encourage, participate or engage in any other type of referendum (binding or non-binding) with respect to, or from the holders of Voting Securities or any other person with the right to vote or power to give or withhold consent in respect of the Voting Securities, make, or in any way participate or engage in (other than by voting its shares of Voting Securities in a manner that does not violate this Agreement), any “solicitation” of any proxy, consent or other authority to vote any Voting Securities, with respect to any matter, or become a participant in any contested solicitation with respect to the Company, including without limitation relating to the removal or the election of directors;
          (b) form or join in a partnership, limited partnership, syndicate or other group, including without limitation a group as defined under Section 13(d) of the Exchange Act, with respect to the Common Stock, or otherwise support or participate in any effort by a third party with respect to the matters set forth in Section 3(a), or deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to any voting agreement, other than solely with other members of the Icahn Group or other Icahn Affiliates with respect to the shares of Common Stock now or hereafter owned by them or pursuant to this Agreement;
          (c) without the prior approval of the Board contained in a written resolution of the Board, (x) either directly or indirectly for itself or its affiliates, or in conjunction with any other person or entity in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or (y) except as set forth in the next sentence, in any way knowingly support, assist or facilitate any other person to effect or seek, offer or propose to effect, or cause or participate in, any (i) tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries or affiliates; (ii) any form of business combination or acquisition or other

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transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries or affiliates or (iii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or affiliates. Notwithstanding the foregoing, nothing in this Section 3(c) shall prohibit any member of the Icahn Group or any Icahn Affiliate from engaging in private discussions with third parties regarding a potential transaction to be proposed by such third party or presenting any potential transaction to the Board on a private basis, in each case, in circumstances that would not reasonably be expected to require public disclosure by the Company or any member of the Icahn Group or any Icahn Affiliate, in each case at or around the time the proposal is made;
          (d) [Intentionally omitted]
          (e) make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the Company, its officers or its directors or any person who has served as an officer or director of the Company on or following the date of this Agreement: (i) in any document or report filed with or furnished to the SEC or any other governmental agency, (ii) in any press release or other publicly available format, or (iii) to any journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview).
          The term “Voting Securities,” as used herein shall mean the common stock, par value $0.001 per share, of the Company (the “Common Stock”) and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities, whether or not subject to the passage of time or other contingencies.
     4. Public Announcement. The Company shall announce this Agreement and the material terms hereof by means of a press release in the form attached hereto as Exhibit C (the “Press Release”) as soon as practicable on or after the date hereof. Neither the Company nor the Icahn Group shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party.
     5. Confidentiality Agreement. The Company hereby agrees that commencing on or promptly after the date hereof, as soon as it is in receipt from the Icahn Associates Nominee of a confidentiality agreement in the form attached hereto as Exhibit D1, it will share with the Icahn Associates Nominee, all information that it shares with all directors and that thereafter, the Icahn Associates Nominee is permitted to and may provide confidential information, other than confidential information that may be privileged, to Icahn Capital LP in accordance with the terms of the Confidentiality Agreement attached hereto as Exhibit D2.

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     6. Discussions with the Board. The Company acknowledges that Carl Icahn has had and desires to continue to have conversations with members of the Board. The Company and the Board will not take any actions to limit such dialogue or restrict members of the Board (or suggest that members of the Board not do so) from speaking to Mr. Icahn (but subject to the Confidentiality Agreement and the provisions of Section 3(e)) if they are willing to do so.
     7. Release.
          (a) The Icahn Group hereby agrees for the benefit of the Company, and each controlling person, officer, director, stockholder, agent, Affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, of the Company (the Company and each such person being a “Company Released Person”) as follows:
          (i) The Icahn Group, for themselves and for their members, officers, directors, assigns, agents and successors, past and present, hereby agree and confirm that, effective from and after the date of this Agreement, they hereby acknowledge full and complete satisfaction of, and covenant not to sue, and forever fully release and discharge each Company Released Person of, and hold each Company Released Person harmless from, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses and causes of action (“Claims”) of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising in respect of or in connection with, the nomination and election of directors at the 2008 Annual Meeting, occurring any time or period of time on or prior to the date of the execution of this Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions).
          (ii) The undersigned understand and agree that the Claims released by the Icahn Group above include not only those Claims presently known but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. The Icahn Group understands that they may hereafter discover facts different from or in addition to what they now believe to be true, which if known, could have materially affected this Release of Claims, but they nevertheless waive any claims or rights based on different or additional facts. The Icahn Group knowingly and voluntarily waive any and all rights or benefits that they may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:
     “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
          (b) The Icahn Group agrees that so long as any the Icahn Associate Nominee is a member of the Board, (i) no member of the Icahn Group nor any Icahn Affiliate shall,

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without the consent of the Company, instigate, solicit, assist, intervene in, or otherwise voluntarily participate in any litigation or arbitration in which the Company or any of its officers or directors are named as parties; provided that the foregoing shall not prevent any member of the Icahn Group or any Icahn Affiliate from responding to a validly issued legal process and (ii) the Icahn Group agrees to give the Company at least five business days notice of the receipt of any legal process requesting information regarding the Company or any of its officers or directors.
          (c) The Company hereby agrees for the benefit of the Icahn Group, and each controlling person, officer, director, stockholder, agent, Affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, thereof, as well as each of the Icahn Nominees (the Icahn Group and each such person being an “Icahn Released Person”) as follows:
          (i) The Company, for itself and for its Affiliates, officers, directors, assigns, agents and successors, past and present, hereby agrees and confirms that, effective from and after the date of this Agreement, it hereby acknowledges full and complete satisfaction of, and covenants not to sue, and forever fully releases and discharges each Icahn Released Person of, and holds each Icahn Released Person harmless from, any and all Claims of any nature whatsoever, whether known or unknown, suspected or unsuspected, arising in respect of or in connection with, the nomination and election of directors at the 2008 Annual Meeting, occurring any time or period of time on or prior to the date of the execution of this Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions).
          (ii) The undersigned understand and agree that the Claims released by the Company above include not only those Claims presently known but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. The Company understands that it may hereafter discover facts different from or in addition to what it now believes to be true, which if known, could have materially affected this Release of Claims, but it nevertheless waives any claims or rights based on different or additional facts. The Company knowingly and voluntarily waives any and all rights or benefits that it may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:
          “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
     8. Miscellaneous. The parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of

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Delaware, in addition to any other remedy to which they are entitled at law or in equity. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
     9. No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
     10. Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.
     11. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy and email is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089 Attention: General Counsel Facsimile: (408) 349-3301

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With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1100 Palo Alto, California 94301 Facsimile: (650) 470-4500 Attention: Kenton J. King Marc R. Packer

if to the Icahn Group:	c/o Icahn Associates Corp. 767 Fifth Avenue, 47th Floor New York, NY 10153 Attention: Carl C. Icahn Facsimile: (212) 750-5807

With a copy to (which shall not constitute notice):

General Counsel Icahn Capital LP 767 Fifth Avenue, 47th Floor New York, NY 10153 Facsimile: (212) 688-1158 Attention: General Counsel Attention: Keith Cozza
     12. Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
     13. Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.
     14. Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

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     15. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and the Designees and is not enforceable by any other persons.
     16. Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement or in connection with the proxy solicitation relating to the 2008 Annual Meeting.
     17. Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
[Signature Page Follows]

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     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

YAHOO! INC.
By:	/s/ Michael J. Callahan
	Name:	Michael J. Callahan
	Title:	Executive Vice President, General Counsel and Secretary

Icahn Partners LP
By:	/s/ Keith A. Meister
	Name:	Keith A. Meister
	Title:	Authorized Signatory

Icahn Partners Master Fund LP
By:	/s/ Keith A. Meister
	Name:	Keith A. Meister
	Title:	Authorized Signatory

Icahn Partners Master Fund II L.P.
By:	/s/ Keith A. Meister
	Name:	Keith A. Meister
	Title:	Authorized Signatory

Icahn Partners Master Fund III L.P.
By:	/s/ Keith A. Meister
	Name:	Keith A. Meister
	Title:	Authorized Signatory

High River Limited Partnership
By:	Hopper Investments LLC, its general partner
By:	Barberry Corp., its sole member

By:	/s/ Carl C. Icahn
	Name:	Carl C. Icahn
	Title:	President

/s/ Carl C. Icahn
Carl C. Icahn

[Signature Page to Settlement Agreement]

SCHEDULE A

Icahn Partners LP
Icahn Partners Master Fund LP
Icahn Partners Master Fund II L.P.
Icahn Partners Master Fund III L.P.
High River Limited Partnership
Carl C. Icahn

EXHIBIT A
Lucian A. Bebchuk
Frank J. Biondi, Jr.
John H. Chapple
Mark Cuban
Adam Dell
Edward H. Meyer
Jonathan Miller
Brian S. Posner
Keith Meister

A-1

EXHIBIT B
[Form of Irrevocable Resignation]
[Date]
Attention: Chairman of the Board of Directors
Reference is made to the Agreement, dated as of July 21, 2008 (the “Agreement”), by and among Yahoo! Inc. (the “Company”) and the Icahn Group (as defined therein). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.
In accordance with Section 1(c) of the Agreement I hereby tender my conditional resignation as a director of the Board, provided that this resignation shall be effective upon the Board’s acceptance of this resignation, and only in the event that at any time the Icahn Group, together with the Icahn Affiliates, fail to collectively beneficially own at least 30,000,000 shares of Common Stock. I hereby acknowledge that this conditional resignation as a director of the Board is as a result of the terms and conditions of the Agreement.
This resignation may not be withdrawn by me at any time during which it is effective.

Very truly yours,

Director

B-1

EXHIBIT C
PRESS RELEASE
YAHOO! ANNOUNCES SETTLEMENT WITH CARL ICAHN
SUNNYVALE, Calif., July 21, 2008— Yahoo! Inc. (Nasdaq:YHOO), a leading global Internet company, announced today that it has reached an agreement with Carl Icahn to settle their pending proxy contest related to the Company’s 2008 annual meeting of stockholders.
Under the terms of the settlement agreement, eight members of Yahoo!’s current Board of Directors will stand for re-election at the 2008 annual meeting: Roy Bostock, Ronald Burkle, Eric Hippeau, Vyomesh Joshi, Arthur Kern, Mary Agnes Wilderotter, Gary Wilson and Jerry Yang. In view of the settlement agreement with Mr. Icahn, and the termination of the proxy contest, Robert Kotick has decided not to stand for re-election to the Board at the 2008 annual meeting.
Following the 2008 annual meeting, the Yahoo! Board will be expanded to 11 members. Carl Icahn will be appointed to the Board and the remaining two seats will be filled by the Board upon the recommendation of the Board’s Nominating and Governance Committee from a list of nine candidates recommended by Mr. Icahn, which includes the eight remaining members of the Icahn slate of nominees and Jonathan Miller, currently a partner in Velocity Interactive Group and former Chairman and CEO of AOL.
As part of the settlement agreement, Mr. Icahn, who owns an aggregate of 68,786,320 shares, or 4.98% of Yahoo! common stock, has agreed to withdraw his nominees for consideration at the annual meeting and to vote his Yahoo! shares in support of the Board’s nominees.
“We are gratified to have reached this agreement, which serves the best interests of all Yahoo! stockholders,” said Yahoo! Chairman Roy Bostock. “We look forward to working productively with Carl and the new members of the Board on continuing to improve the Company’s performance and enhancing stockholder value. Yahoo! is a world-class company with an extremely bright future, and collaborating together, I believe we can help the Company achieve its ambitious goals.”
“This agreement will not only allow Yahoo! to put the distraction of the proxy contest behind us, it will allow the Company to continue pursuing its strategy of being the starting point for Internet users and a must buy for advertisers,” said Yahoo! Co-founder and Chief Executive Officer Jerry Yang. “No other company in the Internet space has our unique combination of global brand, talented employees, innovative technologies and exceptional assets, attributes that will help us take advantage of the large and growing opportunity ahead of us. I look forward to working together with our new colleagues on the Board to make that happen.”

Mr. Icahn said, “I am very pleased that this settlement will allow me to work in partnership with Yahoo!’s Board and management team to help the Company achieve its full potential. While I continue to believe that the sale of the whole Company or the sale of its Search business in the right transaction must be given full consideration, I share the view that Yahoo!’s valuable collection of assets positions it well to continue expanding its online leadership and enhancing returns to stockholders. I believe this is a good outcome and that we will have a strong working relationship going forward. Additionally, I am happy that the board has agreed in the settlement agreement that any meaningful transaction, including the strategy in dealing with that transaction, will be fully discussed with the entire board before any final decision is made.”
In response to Mr. Kotick’s decision to step down from the Board, Mr. Bostock said, “I would like to personally thank Bobby for his dedicated service to Yahoo! these past 5 years. Bobby has been a valuable resource to our Board and the Company and we are grateful for his contributions. He wanted to help see the Company through this recent chapter, but made it clear to me that once the proxy contest was resolved, he was eager to focus his efforts on his work as CEO of the newly merged Activision Blizzard and his other business and civic pursuits.”
The Company intends to file the full text of the settlement agreement later today with the Securities and Exchange Commission, and will also file and mail to its stockholders, supplemental proxy material.
Forward-Looking Statements
This press release (including without limitation the statements and information in the quotations in this press release) contains forward-looking statements that involve risks and uncertainties concerning Yahoo!’s strategic and operational plans. Actual results may differ materially from those described in this release due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the expected benefits of the commercial agreement with Google may not be realized, including as a result of actions taken by United States or foreign regulatory authorities and the response or acceptance of the agreement by publishers, advertisers, users and employees; the implementation and results of Yahoo!’s ongoing strategic initiatives; the impact of organizational changes; Yahoo!’s ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!’s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo!’s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; Yahoo!’s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; general economic conditions and changes in economic conditions; potential continuing uncertainty arising in connection with Microsoft’s various proposals to acquire all or part of Yahoo! ; the possibility that Microsoft or another person may in the future make other proposals, or take other actions which may create uncertainty for our employees, publishers, advertisers and other business partners; and the possibility of significant costs of defense, indemnification and liability resulting from stockholder litigation relating to such proposals. More information about potential factors that could affect Yahoo!’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yahoo!’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov. All information in this release is as of July 21, 2008, unless otherwise noted, and Yahoo! does not intend, and undertakes no duty, to update or otherwise revise the information contained in this letter.
About Yahoo! Inc.
Yahoo! Inc. is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! is focused on powering its communities of users, advertisers, publishers, and developers by creating indispensable experiences built on trust. Yahoo! is headquartered in Sunnyvale, California.
Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.
Yahoo! Inc.
Brad Williams, 408-349-7069 (Media)
bhw@yahoo-inc.com
Marta Nichols, 408-349-3527 (Investors)
mnichols@yahoo-inc.com
or
The Abernathy MacGregor Group for Yahoo! Inc.
Adam Miller, 212-371-5999 (Media)
alm@abmac.com
Winnie Lerner, 212-371-5999 (Media)
wal@abmac.com

EXHIBIT D1
YAHOO! INC.
701 First Avenue
Sunnyvale, CA 94089
July [•], 2008
To: Carl Icahn
     This letter agreement shall become effective on the date hereof. It results from an Agreement (the “Agreement”), dated as of July 21, 2008, by and among Yahoo! Inc. (the “Company”) and the Icahn Group (as defined therein). Among other things, pursuant to the terms of said Agreement, you, as the Icahn Associate Nominee (as defined in the Agreement), will be appointed to the Board of Directors of the Company (the “Board”). The Company may, in its sole discretion, furnish to you, prior to your appointment to the Board, information that it shares with its directors. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, non-public information being furnished to you (and, subject to the restrictions in paragraph 2, your agents, representatives, attorneys and advisors, collectively, “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including without limitation in written or electronic format or orally, gathered by visual inspection or otherwise) by you, or by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents or records containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Confidential Information”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.
     1. The term “Confidential Information” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or in violation of any contractual, legal or fiduciary obligation to or of the Company or by Icahn Capital LP, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by or on behalf of the Company or its Representative, or by or on behalf of the Company or its Representatives or (iii) is received from a source other than the Company or any of its Representatives; provided, that in the case of each of (ii) and (iii) above, the source of such information was not, to your reasonable knowledge to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any of its subsidiaries with respect to such information at the time the same was disclosed.

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     2. You hereby agree that you and your Representatives will (a) keep the Confidential Information strictly confidential and (b) not disclose any of the Confidential Information in any manner whatsoever without the prior written consent of the Company; provided, however, that you may disclose any of such information to: (A) your Representatives (i) who need to know such information for the sole purpose of advising you on your investment in the Company and (ii) who are informed by you in advance of the confidential nature of such information and who agree to comply with the use and confidentiality obligations contained in this letter agreement as if they are a party hereto and are under a legal obligation to comply with the restrictions set forth herein; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto and you agree to take all reasonable measures (including, but not limited to, court proceedings) to cause your Representative to comply with such obligations provided that you will not be so responsible with respect to any such Representative who has executed a copy of this letter agreement as an Additional Signatory and delivered such signed copy to the Company and (B) Icahn Capital LP subject to compliance by Icahn Capital LP with the letter agreement, dated the date hereof, by and between the Company and the Icahn Capital LP. It is understood and agreed that you shall not take any action or fail to take any action with the purpose or effect of waiving attorney client privilege, disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Confidential Information with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work-product; provided, however, that you may provide such disclosure if you have not taken any action or failed to take any action that has the purpose or effect of waiving attorney client privilege with respect to any portion of such Legal Advice and if reputable outside legal counsel experienced in the area and reasonably acceptable to the Company provides the Company with a written opinion that such disclosure will not waive the Company’s attorney client privilege with respect to such Legal Advice. “Legal Advice” as used herein shall be solely and exclusively limited to the legal advice provided by legal counsel and shall not include factual information or the formulation or analysis of business strategy.
     3. In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Confidential Information, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by facsimile and certified mail and provide reasonable cooperation so that the Company may seek a protective order or other appropriate remedy. Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that require discovery, disclosure or production of the Confidential Information if (a) you produce or disclose only that portion of the Confidential Information which your outside legal counsel advises you is legally required to be so produced or disclosed; or (b) the Company consents in writing to having the Confidential Information produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of your Representatives oppose any action by the Company to obtain a protective order, motion to quash or other relief to prevent the disclosure of the Confidential Information or to obtain reliable assurance that confidential treatment will be afforded the Confidential Information. It is understood that there shall be no “legal requirement” requiring you to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other

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transactions with respect to, the Common Stock of the Company (including, for the avoidance of doubt, any agreement or understanding with respect to the voting or the granting or withholding of consent with respect to any Common Stock of the Company or otherwise proposing or making an offer to do any of the foregoing). Before filing any document with the SEC or other governmental or regulatory body in which you intend to include Confidential Information that you believe is legally required to be included in such a filing, you will obtain the advice of outside counsel to the effect that the Confidential Information is legally required to be included in such filing.
     4. You acknowledge that (a) none of the Company or any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information, and (b) none of the Company or any of its Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom. You and your Representatives shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, Chief Financial Officer, President or General Counsel of the Company concerning Confidential Information, or to seek any information in connection therewith from any such person other than the Chief Executive Officer, Chief Financial Officer, President or General Counsel of the Company without the prior written consent of the Company.
     5. All Confidential Information shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Confidential Information acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time upon the request of the Company for any reason, you will promptly return to the Company all hard copies of the Confidential Information and permanently erase or delete all electronic copies of the Confidential Information in your or any of your Representative’s possession or control. Notwithstanding the return or erasure or deletion of Confidential Information, you and your Representatives will continue to be bound by the obligations contained herein.
     6. You acknowledge, and will advise your Representatives, that the Confidential Information may constitute material non-public information under applicable federal and state securities laws, and that you shall not, and you shall use your reasonable best efforts to ensure that your Representatives, while such information constitutes material non-public information, do not, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws.
     7. You hereby represent and warrant to the Company that this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms.

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     8. It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.
     9. You acknowledge that the value of the Confidential Information to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. In the event of an actual or threatened violation of this letter agreement, in addition to any and all other remedies which may be available to the Company, you expressly consent to the Company’s seeking the enforcement of this letter agreement by injunctive relief or specific performance, without proof of actual damages or posting of a bond.
     10. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
     11. This letter agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and may be amended only by an agreement in writing executed by the parties hereto.
     12. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	Yahoo! Inc.
701 First Avenue
Sunnyvale, CA 94089

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Attention: General Counsel
Facsimile: (408) 349-3301

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1100
Palo Alto, California 94301
Facsimile: (650) 470-4500
Attention: Kenton J. King
Marc R. Packer

if to Carl Icahn:		c/o Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, NY 10153
Attention: Carl C. Icahn
Facsimile: (212) 750-5807

With a copy to (which shall not constitute notice):

General Counsel
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, NY 10153
	Facsimile:	(212) 688-1158
	Attention:	General Counsel
     13. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.
     14. This letter agreement may be executed in two or more counterparts which together shall constitute a single agreement.
     15. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company.
     16. This letter agreement shall expire two years from the date on which you cease to be a director of the Company.

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     17. No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreements.
     18. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

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     Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours, YAHOO! INC.
By:
Name:
Title:

Accepted and agreed as of the date first written above:

Carl C. Icahn

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EXHIBIT D2
YAHOO! INC.
701 First Avenue
Sunnyvale, CA 94089
July [•], 2008
To: [Insert Applicable Icahn Entity]
Ladies and Gentlemen:
     This letter agreement shall become effective on the date hereof. It results from an Agreement, dated as of July 21, 2008, by and among Yahoo! Inc. (the “Company”) and the Icahn Group (as defined therein). Among other things, pursuant to the terms of said Agreement, the Icahn Associates Nominee, as defined in the Agreement will be appointed to the Board of Directors of the Company (the “Board”). The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, Icahn Associates Nominee may, if and to the extent he desires to do so, disclose information he obtains while a member of the Board to you and your Representatives (as hereinafter defined) and may discuss such information with any and all such persons subject to the terms and conditions of this letter agreement. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, non-public information being furnished to you (and, subject to the restrictions in paragraph 2, your agents, representatives, attorneys, advisors, directors, officers, members, partners and employees, collectively, “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including without limitation in written or electronic format or orally, gathered by visual inspection or otherwise) by the Icahn Associates Nominee, or by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents or records containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Confidential Information”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.
     1. The term “Confidential Information” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or by the Icahn Associates Nominee in violation of any contractual, legal or fiduciary obligation to or of the Company, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to the Icahn Associates Nominee by or on behalf of the

D-2-1

Company or its Representative or to you by the Icahn Associates Nominee, or by or on behalf of the Company or its Representatives or (iii) is received from a source other than the Icahn Associates Nominee, the Company or any of its Representatives; provided, that in the case of each of (ii) and (iii) above, the source of such information was not, to your reasonable knowledge, be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any of its subsidiaries with respect to such information at the time the same was disclosed.
     2. You hereby agree that you and your Representatives will (a) keep the Confidential Information strictly confidential and (b) not disclose any of the Confidential Information in any manner whatsoever without the prior written consent of the Company; provided, however, that you may disclose any of such information to your Representatives (i) who need to know such information for the sole purpose of advising you on your investment in the Company and (ii) who are informed by you in advance of the confidential nature of such information and who agree to comply with the use and confidentiality obligations contained in this letter agreement as if they are a party hereto and are under a legal obligation to comply with the restrictions set forth herein; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto and you agree to take all reasonable measures (including, but not limited to, court proceedings) to cause your Representative to comply with such obligations provided that you will not be so responsible with respect to any such Representative who has executed a copy of this letter agreement as an Additional Signatory and delivered such signed copy to the Company. It is understood and agreed that the Icahn Associates Nominee shall not take any action or fail to take any action with the purpose or effect of waiving attorney client privilege, disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Confidential Information with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work-product; provided, however, that the Icahn Associates Nominee may provide such disclosure if such Icahn Associates Nominee has not taken any action or failed to take any action that has the purpose or effect of waiving attorney client privilege with respect to any portion of such Legal Advice and if reputable outside legal counsel experienced in the area and reasonably acceptable to the Company provides the Company with a written opinion that such disclosure will not waive the Company’s attorney client privilege with respect to such Legal Advice. “Legal Advice” as used herein shall be solely and exclusively limited to the legal advice provided by legal counsel and shall not include factual information or the formulation or analysis of business strategy.
     3. In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Confidential Information, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by facsimile and certified mail and provide reasonable cooperation so that the Company may seek a protective order or other appropriate remedy. Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that require discovery, disclosure or production of the Confidential Information if (a) you produce or disclose only that portion of the Confidential Information which your outside legal counsel advises you is legally required to be so produced

D-2-2

or disclosed; or (b) the Company consents in writing to having the Confidential Information produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of your Representatives oppose any action by the Company to obtain a protective order, motion to quash or other relief to prevent the disclosure of the Confidential Information or to obtain reliable assurance that confidential treatment will be afforded the Confidential Information. It is understood that there shall be no “legal requirement” requiring you to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other transactions with respect to, the Common Stock of the Company (including, for the avoidance of doubt, any agreement or understanding with respect to the voting or the granting or withholding of consent with respect to any Common Stock of the Company or otherwise proposing or making an offer to do any of the foregoing). Before filing any document with the SEC or other governmental or regulatory body in which you intend to include Confidential Information that you believe is legally required to be included in such a filing, you will obtain the advice of outside counsel to the effect that the Confidential Information is legally required to be included in such filing.
     4. You acknowledge that (a) none of the Company or any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information, and (b) none of the Company or any of its Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom. You and your Representatives shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer, Chief Financial Officer, President or General Counsel of the Company concerning Confidential Information, or to seek any information in connection therewith from any such person other than the Chief Executive Officer, Chief Financial Officer, President or General Counsel of the Company without the prior written consent of the Company.
     5. All Confidential Information shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Confidential Information acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time upon the request of the Company for any reason, you will promptly return to the Company all hard copies of the Confidential Information and permanently erase or delete all electronic copies of the Confidential Information in your or any of your Representative’s possession or control. Notwithstanding the return or erasure or deletion of Confidential Information, you and your Representatives will continue to be bound by the obligations contained herein.
     6. You acknowledge, and will advise your Representatives, that the Confidential Information may constitute material non-public information under applicable federal and state securities laws, and that you shall not, and you shall use your reasonable best efforts to ensure that your Representatives while such information constitutes material non—public information do

D-2-3

not, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws.
     7. You hereby represent and warrant to the Company that this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms.
     8. It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.
     9. You acknowledge that the value of the Confidential Information to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. In the event of an actual or threatened violation of this letter agreement, in addition to any and all other remedies which may be available to the Company, you expressly consent to the Company’s seeking the enforcement of this letter agreement by injunctive relief or specific performance, without proof of actual damages or posting of a bond.
     10. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
     11. This letter agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and may be amended only by an agreement in writing executed by the parties hereto.
     12. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is

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transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089 Attention: General Counsel Facsimile: (408) 349-3301

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1100 Palo Alto, California 94301 Facsimile: (650) 470-4500 Attention: Kenton J. King Marc R. Packer

if to the Icahn Group:	c/o Icahn Associates Corp. 767 Fifth Avenue, 47th Floor New York, NY 10153 Attention: Carl C. Icahn Facsimile: (212) 750-5807

With a copy to (which shall not constitute notice):

General Counsel Icahn Capital LP 767 Fifth Avenue, 47th Floor New York, NY 10153 Facsimile: (212) 688-1158 Attention: General Counsel Attention: Keith Cozza
     13. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

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     14. This letter agreement may be executed in two or more counterparts which together shall constitute a single agreement.
     15. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company.
     16. This letter agreement shall expire two years from the date on which the Icahn Associates Nominee ceases to be a director of the Company.
     17. No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreements.
     18. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.

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     Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours, YAHOO! INC.
By:
Name:
Title:

[Signature Page to Confidentiality Agreement]

Accepted and agreed as of the date first written above:

Icahn Partners LP
By:
Name:
Title:

Icahn Partners Master Fund LP
By:
Name:
Title:

Icahn Partners Master Fund II L.P.
By:
Name:
Title:

Icahn Partners Master Fund III L.P.
By:
Name:
Title:

High River Limited Partnership By: Hopper Investments LLC, its general partner By: Barberry Corp., its sole member
By:
Name:
Title:

Carl C. Icahn

[Signature Page to Confidentiality Agreement]